Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Senior Vice President	Executive Vice President
	Director of Marketing and Public Relations	Chief Operating and Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

RENASANT ANNOUNCES SECOND QUARTER 2019 RESULTS;
NEW HIRING BOLSTERS GROWTH OUTLOOK

TUPELO, MISSISSIPPI (July 22, 2019) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced earnings results for the second quarter of 2019. Net income for the second quarter of 2019 was $46.6 million, as compared to $36.7 million for the second quarter of 2018. Basic and diluted earnings per share (“EPS”) were $0.80 for the second quarter of 2019, as compared to basic and diluted EPS of $0.74 for the second quarter of 2018.

Net income for the six months ending June 30, 2019, was $91.7 million, as compared to $70.5 million for the same time period in 2018. Basic and diluted EPS were $1.57 and $1.56, respectively, for the first six months of 2019, as compared to basic and diluted EPS of $1.43 and $1.42, respectively, for the first six months of 2018.

As discussed in more detail below, the Company's net income for the second quarter and first half of 2019 includes approximately $1.1 million and $1.2 million, respectively, in after-tax expense related to production team members that have joined the Company in the first half of 2019. The expense related to these strategic hires decreased diluted EPS by $0.02 for both the quarter and the six months ended June 30, 2019.

"We closed the quarter with solid results, while navigating through the uncertainty around the direction of interest rates and other macro-economic factors that have clouded much of 2019," said Renasant Chairman, E. Robinson McGraw. "Our continued effort to effectively manage our core business in light of the economic pressures we face has consistently driven greater shareholder value. Our profitability metrics continue to remain strong, and we will continue to evaluate opportunities to return value to our shareholders."

New Hiring Bolsters Growth Outlook
The Company previously announced that Curtis Perry has joined Renasant Bank as its Chief Corporate Banking Officer. Mr. Perry brings more than 34 years of experience in corporate banking, and we expect that his knowledge and connections will broaden our corporate banking operations as well as generate additional hiring opportunities for Renasant. Since joining Renasant and through the date of this release, Mr. Perry has successfully recruited 13 corporate bankers and other revenue producers throughout our footprint.

In addition to the corporate hires by Mr. Perry, the Company hired 18 revenue producers, including new market presidents, commercial relationship managers and retail bankers, across the footprint during the second quarter of 2019. Recruiting efforts remain ongoing to support the Company's long term growth strategy.

"In addition to the tremendous talent that already makes up our team, we made significant investments in production talent during the quarter which has amplified our long-term growth goals," commented C. Mitchell Waycaster, Renasant President and Chief Executive Officer. "Although this hiring had an immediate impact on our expenses, we expect our new teammates to generate loan portfolios over the next 9 to 12 months and provide additional loan growth into 2020 and beyond significantly enhancing our revenue growth and profitability."

While focusing on growth, the Company remains disciplined in its pricing decisions and prudent in in its underwriting standards. The Company has added three senior credit officers and other credit support staff to complement its already strong credit team and to support the new production team members.

With the current disruption throughout its footprint caused by recent merger activity and other factors, the Company expects to continue to be successful in its recruiting efforts in future quarters.

Although the Company is capitalizing on this market disruption to accelerate the pace of building out its corporate and commercial banking teams, the Company believes that it is positioned for growth and expansion from all lines of businesses and markets.

Profitability Metrics
The following table presents the Company’s profitability metrics, including and excluding the impact of after-tax merger and conversion expenses, for the dates presented:

	As Reported			Excluding merger and conversion expenses (Non-GAAP)
	Three Months Ended			Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	March 31, 2019	June 30, 2018
Return on average assets	1.47%	1.44%	1.42%	1.47%	1.44%	1.44%
Return on average tangible assets (Non-GAAP)	1.64%	1.61%	1.57%	1.64%	1.61%	1.58%
Return on average equity	8.90%	8.86%	9.55%	8.92%	8.86%	9.65%
Return on average tangible equity (Non-GAAP)	17.15%	17.41%	16.75%	17.20%	17.41%	16.92%

	As Reported		Excluding merger and conversion expenses (Non-GAAP)
	Six Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Return on average assets	1.45%	1.39%	1.45%	1.42%
Return on average tangible assets (Non-GAAP)	1.63%	1.54%	1.63%	1.56%
Return on average equity	8.88%	9.28%	8.89%	9.42%
Return on average tangible equity (Non-GAAP)	17.28%	16.39%	17.30%	16.63%

A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Financial Condition
Total assets were $12.89 billion at June 30, 2019, as compared to $12.93 billion at December 31, 2018. The Company’s financial condition as well as its results of operations as of and for the three and six months ended June 30, 2019, include the impact of the Company’s acquisition of Brand Group Holdings, Inc., which was completed on September 1, 2018.

Total loans held for investment were $9.05 billion at June 30, 2019 as compared to $9.08 billion at December 31, 2018. Loans not purchased increased $314.6 million to $6.70 billion at June 30, 2019 as compared to $6.39 billion at December 31, 2018.

Total deposits increased to $10.2 billion at June 30, 2019, from $10.1 billion at December 31, 2018. Even as interest rates on deposits increased in the first half of 2019, the Company has experienced success in growing its non-interest bearing deposits. Non-interest bearing deposits averaged $2.4 billion, or 23.4% of average deposits, for the first six months of 2019, compared to $1.8 billion, or 22.3% of average deposits, for the same period in 2018.

At June 30, 2019, Tier 1 leverage capital ratio was 10.65%, Common Equity Tier 1 ratio was 11.64%, Tier 1 risk-based capital ratio was 12.69%, and total risk-based capital ratio was 14.62%. All regulatory ratios exceed the minimums required to be considered “well-capitalized.”

Our ratio of shareholders’ equity to assets was 16.44% at June 30, 2019, as compared to 15.80% at December 31, 2018. Our tangible capital ratio (non-GAAP) was 9.62% at June 30, 2019, as compared to 8.92% at December 31, 2018.

The Company announced a $50.0 million stock repurchase program in October 2018. During the second quarter of 2019, the Company repurchased $12.9 million of common stock at a weighted average price of $35.57. Since the date the program was authorized, a total of $20.0 million of common stock has been repurchased. The plan will remain in effect until the earlier of October 2019 or the repurchase of the entire amount of common stock authorized to be repurchased by the Board of Directors.

Results of Operations
Net interest income was $112.8 million for the second quarter of 2019, as compared to $113.1 million for the first quarter of 2019 and $92.4 million for the second quarter of 2018. The following table presents reported taxable equivalent net interest margin and yield on loans, including loans held for sale, for the periods presented (in thousands).

	Three Months Ended
	June 30,	March 31,	June 30,
	2019	2019	2018
Taxable equivalent net interest income	$114,223	$114,631	$93,806

Average earning assets	$10,942,492	$10,895,205	$9,067,016

Net interest margin	4.19%	4.27%	4.15%

Taxable equivalent interest income on loans	$127,896	$127,206	$99,426

Average loans, including loans held for sale	$9,396,891	$9,405,066	$7,913,873

Loan yield	5.46%	5.49%	5.04%

The impact from interest income collected on problem loans and purchase accounting adjustments on loans to total interest income on loans, including loans held for sale, loan yield and net interest margin is shown in the following table for the periods presented (in thousands).

	Three Months Ended
	June 30,	March 31,	June 30,
	2019	2019	2018
Net interest income collected on problem loans	$2,173	$812	$1,045
Accretable yield recognized on purchased loans(1)	7,513	7,542	5,719
Total impact to interest income	$9,686	$8,354	$6,764

Impact to total loan yield	0.41%	0.36%	0.34%

Impact to net interest margin	0.36%	0.31%	0.30%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $4,197, $3,833 and $3,316 for the three months ended June 30, 2019, December 31, 2018, and June 30, 2018, respectively. This additional interest income increased total loan yield by 18 basis points, 17 basis points and 17 basis points for the same periods, respectively, while increasing net interest margin by 15 basis points, 14 basis points and 15 basis points for the same periods, respectively.

Net interest income was $225.9 million for the first half of 2019, as compared to $181.6 million for the first half of 2018. The following table presents reported taxable equivalent net interest margin and yield on loans, including loans held for sale, for the periods presented (in thousands).

	Six Months Ended
	June 30,	June 30,
	2019	2018
Taxable equivalent net interest income	$228,854	$184,613

Average earning assets	$10,918,979	$8,914,694

Net interest margin	4.23%	4.18%

Taxable equivalent interest income on loans	$255,102	$194,470

Average loans, including loans held for sale	$9,400,956	$7,856,898

Loan yield	5.47%	4.99%

The impact from interest income collected on problem loans and purchase accounting adjustments on loans to total interest income on loans, including loans held for sale, loan yield and net interest margin is shown in the following table for the periods presented (in thousands).

	Six Months Ended
	June 30,	June 30,
	2019	2018
Net interest income collected on problem loans	$2,985	$1,403
Accretable yield recognized on purchased loans(1)	15,056	11,837
Total impact to interest income	$18,041	$13,240

Impact to total loan yield	0.39%	0.34%

Impact to net interest margin	0.33%	0.30%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $8,030 and $6,674 for the six months ended June 30, 2019 and 2018, respectively. This additional interest income increased total loan yield by 17 basis points in each period while increasing net interest margin by 15 basis points in each period.

For the second quarter of 2019, the cost of total deposits was 83 basis points, as compared to 79 basis points for the first quarter of 2019 and 52 basis points in the second quarter of 2018. The cost of total deposits was 81 basis points for the first six months of 2019, as compared to 46 basis points for the same period in 2018. The table below presents, by type, our funding sources and the total cost of each funding source for the periods presented:

	Percentage of Total Average Deposits and Borrowed Funds			Cost of Funds
	Three Months Ending			Three Months Ending
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
	2019	2019	2018	2019	2019	2018
Noninterest-bearing demand	22.82%	22.30%	21.43%	—%	—%	—%
Interest-bearing demand	45.12	45.60	46.51	0.89	0.85	0.54
Savings	6.14	6.00	6.80	0.20	0.19	0.15
Time deposits	22.56	22.65	21.48	1.72	1.60	1.12
Borrowed funds	3.36	3.45	3.78	4.61	4.66	3.98
Total deposits and borrowed funds	100.00%	100.00%	100.00%	0.96%	0.92%	0.65%

	Percentage of Total Average Deposits and Borrowed Funds		Cost of Funds
	Six Months Ending		Six Months Ending
	June 30,	June 30,	June 30,	June 30,
	2019	2018	2019	2018
Noninterest-bearing demand	22.56%	21.47%	—%	—%
Interest-bearing demand	45.36	46.43	0.87	0.45
Savings	6.07	6.84	0.20	0.13
Time deposits	22.60	21.52	1.66	1.06
Borrowed funds	3.41	3.74	4.64	3.98
Total deposits and borrowed funds	100.00%	100.00%	0.94%	0.60%

Noninterest income for the second quarter of 2019 was $42.0 million, as compared to $35.9 million for the first quarter of 2019 and $35.6 million for the second quarter of 2018. Mortgage banking income for the second quarter of 2019 was $16.6 million, compared to $10.4 million for the first quarter of 2019 and $12.8 million for the second quarter of 2018. The previously announced acquisition of FirstBank's wholesale mortgage operations was completed on June 7, 2019. On account of the closing date of this transaction, the impact of the acquired operations was immaterial to the Company's mortgage banking income for the second quarter of 2019.

Noninterest expense was $93.3 million for the second quarter of 2019, as compared to $88.8 million for the first quarter of 2019 and $79.0 million for the second quarter of 2018. Excluding charges for merger and conversion expenses, amortization of intangible assets and gains and losses on the sale of securities, the Company’s efficiency ratio (non-GAAP) was 58.30% for the second quarter of 2019 and 57.97% for the first six months of 2019, representing the fifth consecutive quarter that the Company has maintained an efficiency ratio below 60%, a long-term goal of the Company.

Asset Quality Metrics
Total nonperforming assets were $42.1 million at June 30, 2019, an increase of $5.1 million from December 31, 2018, and consisted of $33.4 million in nonperforming loans (loans 90 days or more past due and nonaccrual loans) and $8.7 million in other real estate owned (“OREO”).

The Company’s nonperforming loans and OREO that were purchased in previous acquisitions (collectively referred to as “purchased nonperforming assets”) were $14.9 million and $5.3 million, respectively, at June 30, 2019, as compared to $13.1 million and $6.2 million, respectively, at December 31, 2018. The purchased nonperforming assets were recorded at fair value at the time of acquisition, which significantly mitigates the Company’s actual loss. As such, the remaining information in this release on nonperforming loans, OREO and the related asset quality ratios focuses on non-purchased nonperforming assets.

•
Non-purchased nonperforming loans were $18.4 million, or 0.28% of total non-purchased loans, at June 30, 2019, as compared to $12.9 million, or 0.20% of total non-purchased loans, at December 31, 2018. Early stage delinquencies, or loans 30-to-89 days past due, as a percentage of total non-purchased loans were 0.22% at June 30, 2019, as compared to 0.27% at December 31, 2018.

•	Non-purchased OREO was $3.5 million at June 30, 2019, as compared to $4.9 million at December 31, 2018. Non-purchased OREO sales totaled $1.9 million in the first half of 2019.

•
The allowance for loan losses was 0.55% of total loans held for investment at June 30, 2019 , as compared to 0.54% at December 31, 2018. The allowance for loan losses was 0.75% of total non-purchased loans at June 30, 2019, as compared to 0.77% at December 31, 2018.

•
Net loan charge-offs were $676 thousand, or 0.03% of average loans held for investment on an annualized basis, for the second quarter of 2019, as compared to $856 thousand, or 0.04% of average loans on an annualized basis, for the second quarter of 2018. Net loan charge-offs were $1.4 million, or 0.03% of average loans on an annualized basis, for the first half of 2019, as compared to $2.4 million, or 0.06% of average loans on an annualized basis, for the same period in 2018.

•
The provision for loan losses was $900 thousand for the second quarter of 2019, as compared to $1.8 million for the second quarter of 2018. The provision was $2.4 million for the first six months of 2019, as compared to $3.6 million for the same time period in 2018.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time on Tuesday, July 23, 2019.

The webcast can be accessed through Renasant's investor relations website at www.renasant.com or https://services.choruscall.com/links/rnst190723.html. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation Second Quarter Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10133435 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until August 6, 2019.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 115-year-old financial services institution. Renasant has assets of approximately $12.9 billion and operates more than 190 banking, mortgage, wealth management and insurance offices in Mississippi, Tennessee, Alabama, Florida and Georgia.

NOTE TO INVESTORS:

This press release may contain, or incorporate by reference, statements which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible,” “approximately,” “should” and variations of such words and other similar expressions.
Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in the Company’s portfolio of outstanding loans, and competition in the Company’s markets. Management believes that the assumptions underlying the Company’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov. The Company expressly disclaims any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains non-GAAP financial measures, namely, return on average tangible shareholders’ equity, return on average tangible assets, the ratio of tangible equity to tangible assets (commonly referred to as the “tangible capital ratio”), tangible book value per share and the efficiency ratio. These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets and/or certain charges (such as, when applicable, merger and conversion expenses and debt prepayment penalties) with respect to which the Company is unable to accurately predict when these charges will be incurred or, when incurred, the amount thereof. Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indicators of its operating performance, particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible and charges such as merger and conversion expenses can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these other non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of GAAP to Non-GAAP.”

None of the non-GAAP financial information that the Company has included in this release is intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

###

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
							Q2 2019 -	For The Six Months Ending
	2019		2018				Q2 2018	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2019	2018	Variance
Statement of earnings
Interest income - taxable equivalent basis	$139,285	$138,578	$138,581	$119,236	$107,991	$101,947	28.98%	$277,863	$209,938	32.35%
Interest income	137,862	137,094	137,105	117,795	106,574	100,380	29.36	274,956	206,954	32.86
Interest expense	25,062	23,947	21,648	18,356	14,185	11,140	76.68	49,009	25,325	93.52
Net interest income	112,800	113,147	115,457	99,439	92,389	89,240	22.09	225,947	181,629	24.40
Provision for loan losses	900	1,500	1,000	2,250	1,810	1,750	(50.28)	2,400	3,560	(32.58)
Net interest income after provision	111,900	111,647	114,457	97,189	90,579	87,490	23.54	223,547	178,069	25.54
Service charges on deposit accounts	8,605	9,102	9,069	8,847	8,271	8,473	4.04	17,707	16,744	5.75
Fees and commissions on loans and deposits	7,047	6,471	6,322	5,944	5,917	5,685	19.10	13,518	11,602	16.51
Insurance commissions and fees	2,190	2,116	2,014	2,461	2,110	2,005	3.79	4,306	4,115	4.64
Wealth management revenue	3,601	3,324	3,446	3,386	3,446	3,262	4.50	6,925	6,708	3.23
Securities gains (losses)	(8)	13	—	(16)	—	—	100.00	5	—	100.00
Mortgage banking income	16,620	10,401	11,993	14,350	12,839	10,960	29.45	27,021	23,799	13.54
Other	3,905	4,458	3,530	3,081	2,998	3,568	30.25	8,363	6,566	27.37
Total noninterest income	41,960	35,885	36,374	38,053	35,581	33,953	17.93	77,845	69,534	11.95
Salaries and employee benefits	60,325	57,350	58,313	55,187	52,010	48,784	15.99	117,675	100,794	16.75
Data processing	4,698	4,906	5,169	4,614	4,600	4,244	2.13	9,604	8,844	8.59
Occupancy and equipment	11,544	11,835	11,816	10,668	9,805	9,822	17.74	23,379	19,627	19.12
Other real estate	252	1,004	725	278	232	657	8.62	1,256	889	41.28
Amortization of intangibles	2,053	2,110	2,169	1,765	1,594	1,651	28.80	4,163	3,245	28.29
Merger and conversion related expenses	179	—	1,625	11,221	500	900	(64.20)	179	1,400	(87.21)
Other	14,239	11,627	13,496	11,013	10,285	11,886	38.44	25,866	22,171	16.67
Total noninterest expense	93,290	88,832	93,313	94,746	79,026	77,944	18.05	182,122	156,970	16.02
Income before income taxes	60,570	58,700	57,518	40,496	47,134	43,499	28.51	119,270	90,633	31.60
Income taxes	13,945	13,590	13,098	8,532	10,424	9,673	33.78	27,535	20,097	37.01
Net income	$46,625	$45,110	$44,420	$31,964	$36,710	$33,826	27.01	$91,735	$70,536	30.05
Basic earnings per share	$0.80	$0.77	$0.76	$0.61	$0.74	$0.69	8.11	$1.57	$1.43	9.79
Diluted earnings per share	0.80	0.77	0.76	0.61	0.74	0.68	8.11	1.56	1.42	9.86
Average basic shares outstanding	58,461,024	58,585,517	58,623,646	52,472,971	49,413,754	49,356,417	18.31	58,523,007	49,385,244	18.50
Average diluted shares outstanding	58,618,976	58,730,535	58,767,519	52,609,902	49,549,761	49,502,950	18.30	58,669,056	49,522,045	18.47
Common shares outstanding	58,297,670	58,633,630	58,546,480	58,743,814	49,424,339	49,392,978	17.95	58,297,670	49,424,339	17.95
Cash dividend per common share	$0.22	$0.21	$0.21	$0.20	$0.20	$0.19	10.00	$0.43	$0.39	10.26
Performance ratios
Return on avg shareholders' equity	8.90%	8.86%	8.72%	7.40%	9.55%	9.00%		8.88%	9.28%
Return on avg tangible s/h's equity (1)	17.15%	17.41%	17.44%	13.65%	16.75%	16.02%		17.28%	16.39%
Return on avg assets	1.47%	1.44%	1.39%	1.12%	1.42%	1.36%		1.45%	1.40%
Return on avg tangible assets (2)	1.64%	1.61%	1.56%	1.26%	1.57%	1.51%		1.63%	1.54%
Net interest margin (FTE)	4.19%	4.27%	4.24%	4.07%	4.15%	4.20%		4.23%	4.18%
Yield on earning assets (FTE)	5.11%	5.16%	5.02%	4.81%	4.78%	4.72%		5.13%	4.75%
Cost of funding	0.96%	0.92%	0.81%	0.77%	0.65%	0.53%		0.94%	0.60%
Average earning assets to average assets	85.72%	85.58%	86.15%	87.29%	87.67%	87.12%		85.65%	87.39%
Average loans to average deposits	89.13%	89.33%	89.77%	91.74%	91.84%	94.04%		89.23%	92.91%
Noninterest income (less securities gains/
losses) to average assets	1.32%	1.14%	1.14%	1.34%	1.38%	1.37%		1.23%	1.38%
Noninterest expense (less debt prepayment penalties/
penalties/merger-related expenses) to
average assets	2.93%	2.83%	2.86%	2.94%	3.05%	3.11%		2.88%	3.08%
Net overhead ratio	1.61%	1.69%	1.72%	1.60%	1.67%	1.74%		1.65%	1.70%
Efficiency ratio (FTE) (4)	58.30%	57.62%	58.39%	58.84%	59.46%	60.43%		57.97%	59.94%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
							Q2 2019 -	For The Six Months Ending
	2019		2018				Q2 2018	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2019	2018	Variance
Average Balances
Total assets	$12,764,669	$12,730,939	$12,713,000	$11,276,587	$10,341,863	$10,055,755	23.43%	$12,747,897	$10,199,599	24.98%
Earning assets	10,942,492	10,895,205	10,952,023	9,843,870	9,067,016	8,760,679	20.68	10,918,979	8,914,694	22.48
Securities	1,262,271	1,253,224	1,240,283	1,129,010	1,039,947	833,076	21.38	1,257,772	937,083	34.22
Loans held for sale	353,103	345,264	418,213	297,692	209,652	152,299	68.42	349,205	181,134	92.79
Loans, net of unearned	9,043,788	9,059,802	9,130,273	8,228,053	7,704,221	7,646,991	17.39	9,051,751	7,675,764	17.93
Intangibles	974,628	976,820	972,736	743,567	633,155	634,898	53.93	975,718	634,022	53.89
Noninterest-bearing deposits	2,395,899	2,342,406	2,402,422	2,052,226	1,867,925	1,817,848	28.27	2,369,300	1,843,025	28.55
Interest-bearing deposits	7,750,986	7,799,892	7,768,724	6,916,699	6,521,123	6,314,114	18.86	7,775,304	6,418,190	21.14
Total deposits	10,146,885	10,142,298	10,171,146	8,968,925	8,389,048	8,131,962	20.95	10,144,604	8,261,215	22.80
Borrowed funds	354,234	363,140	407,496	499,054	329,287	314,228	7.58	358,662	321,799	11.46
Shareholders' equity	2,102,093	2,065,370	2,021,075	1,712,757	1,542,071	1,523,873	36.32	2,083,833	1,533,022	35.93

							Q2 2019 -	As of
	2019		2018				Q4 2018	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2019	2018	Variance
Balances at period end
Total assets	$12,892,653	$12,862,395	$12,934,878	$12,746,939	$10,544,475	$10,238,313	(0.33)%	$12,892,653	$10,544,475	22.27%
Earning assets	11,064,957	11,015,535	11,115,929	10,962,958	9,239,200	8,938,117	(0.46)	11,064,957	9,239,200	19.76
Securities	1,268,280	1,255,353	1,250,777	1,177,606	1,088,779	948,365	1.40	1,268,280	1,088,779	16.49
Loans held for sale	461,681	318,563	411,427	463,287	245,046	204,472	12.21	461,681	245,046	88.41
Non purchased loans	6,704,288	6,565,599	6,389,712	6,210,238	6,057,766	5,830,122	4.92	6,704,288	6,057,766	10.67
Purchased loans	2,350,366	2,522,694	2,693,417	2,912,669	1,709,891	1,867,948	(12.74)	2,350,366	1,709,891	37.46
Total loans	9,054,654	9,088,293	9,083,129	9,122,907	7,767,657	7,698,070	(0.31)	9,054,654	7,767,657	16.57
Intangibles	973,673	975,726	977,793	974,115	632,311	633,905	(0.42)	973,673	632,311	53.99
Noninterest-bearing deposits	2,408,984	2,366,223	2,318,706	2,359,859	1,888,561	1,861,136	3.89	2,408,984	1,888,561	27.56
Interest-bearing deposits	7,781,077	7,902,689	7,809,851	7,812,089	6,492,159	6,496,633	(0.37)	7,781,077	6,492,159	19.85
Total deposits	10,190,061	10,268,912	10,128,557	10,171,948	8,380,720	8,357,769	0.61	10,190,061	8,380,720	21.59
Borrowed funds	401,934	350,859	651,324	439,516	520,747	265,191	(38.29)	401,934	520,747	(22.82)
Shareholders' equity	2,119,696	2,088,877	2,043,913	2,010,711	1,558,668	1,532,765	3.71	2,119,696	1,558,668	35.99
Market value per common share	35.94	33.85	30.18	41.21	45.52	42.56	19.09	35.94	45.52	(21.05)
Book value per common share	36.36	35.63	34.91	34.23	31.54	31.03	4.15	36.36	31.54	15.28
Tangible book value per common share	19.66	18.98	18.21	17.65	18.74	18.20	7.96	19.66	18.74	4.91
Shareholders' equity to assets (actual)	16.44%	16.24%	15.80%	15.77%	14.78%	14.97%		16.44%	14.78%
Tangible capital ratio (3)	9.62%	9.36%	8.92%	8.80%	9.35%	9.36%		9.62%	9.35%
Leverage ratio	10.65%	10.44%	10.11%	9.85%	10.63%	10.61%		10.65%	10.63%
Common equity tier 1 capital ratio	11.64%	11.49%	11.05%	10.80%	11.71%	11.38%		11.64%	11.71%
Tier 1 risk-based capital ratio	12.69%	12.55%	12.10%	11.84%	12.73%	12.41%		12.69%	12.73%
Total risk-based capital ratio	14.62%	14.57%	14.12%	13.85%	14.75%	14.44%		14.62%	14.75%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
							Q2 2019 -	As of
	2019		2018				Q4 2018	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2019	2018	Variance
Non purchased loans
Commercial, financial, agricultural	$930,598	$921,081	$875,649	$817,799	$790,363	$803,146	6.28%	$930,598	$790,363	17.74%
Lease Financing	59,158	58,651	61,865	54,272	52,423	52,536	(4.38)	59,158	52,423	12.85
Real estate- construction	716,129	651,119	635,519	624,892	642,380	582,430	12.68	716,129	642,380	11.48
Real estate - 1-4 family mortgages	2,160,617	2,114,908	2,087,890	2,000,770	1,912,450	1,785,271	3.48	2,160,617	1,912,450	12.98
Real estate - commercial mortgages	2,741,402	2,726,186	2,628,365	2,609,510	2,554,955	2,503,680	4.30	2,741,402	2,554,955	7.30
Installment loans to individuals	96,384	93,654	100,424	102,995	105,195	103,059	(4.02)	96,384	105,195	(8.38)
Loans, net of unearned	$6,704,288	$6,565,599	$6,389,712	$6,210,238	$6,057,766	$5,830,122	4.92	$6,704,288	$6,057,766	10.67
Purchased loans
Commercial, financial, agricultural	$374,478	$387,376	$420,263	$495,545	$197,455	$243,672	(10.89)	$374,478	$197,455	89.65
Lease Financing	—	—	—	—	—	—	—	—	—	—
Real estate- construction	65,402	89,954	105,149	112,093	70,438	75,061	(37.80)	65,402	70,438	(7.15)
Real estate - 1-4 family mortgages	604,855	654,265	707,453	761,913	520,649	572,830	(14.50)	604,855	520,649	16.17
Real estate - commercial mortgages	1,276,567	1,357,446	1,423,144	1,503,075	906,219	960,273	(10.30)	1,276,567	906,219	40.87
Installment loans to individuals	29,064	33,653	37,408	40,043	15,130	16,112	(22.31)	29,064	15,130	92.10
Loans, net of unearned	$2,350,366	$2,522,694	$2,693,417	$2,912,669	$1,709,891	$1,867,948	(12.74)	$2,350,366	$1,709,891	37.46
Asset quality data
Non purchased assets
Nonaccrual loans	$14,268	$12,507	$10,218	$9,696	$8,921	$9,403	39.64	$14,268	$8,921	59.94
Loans 90 past due or more	4,175	1,192	2,685	3,806	2,190	3,605	55.49	4,175	2,190	90.64
Nonperforming loans	18,443	13,699	12,903	13,502	11,111	13,008	42.94	18,443	11,111	65.99
Other real estate owned	3,475	4,223	4,853	4,665	4,698	4,801	(28.39)	3,475	4,698	(26.03)
Nonperforming assets	$21,918	$17,922	$17,756	$18,167	$15,809	$17,809	23.44	$21,918	$15,809	38.64
Purchased assets
Nonaccrual loans	$7,250	$7,828	$5,836	$4,809	$4,561	$5,340	24.23	$7,250	$4,561	58.96
Loans 90 past due or more	7,687	5,436	7,232	7,960	5,491	4,564	6.29	7,687	5,491	39.99
Nonperforming loans	14,937	13,264	13,068	12,769	10,052	9,904	14.30	14,937	10,052	48.60
Other real estate owned	5,258	5,932	6,187	7,932	9,006	9,754	(15.02)	5,258	9,006	(41.62)
Nonperforming assets	$20,195	$19,196	$19,255	$20,701	$19,058	$19,658	4.88	$20,195	$19,058	5.97
Net loan charge-offs (recoveries)	$676	$691	$584	$995	$856	$1,560	15.75	$1,367	$2,416	(43.42)
Allowance for loan losses	$50,059	$49,835	$49,026	$48,610	$47,355	$46,401	2.11	$50,059	$47,355	5.71
Annualized net loan charge-offs / average loans	0.03%	0.03%	0.03%	0.05%	0.04%	0.08%		0.03%	0.06%
Nonperforming loans / total loans*	0.37%	0.30%	0.29%	0.29%	0.27%	0.30%		0.37%	0.27%
Nonperforming assets / total assets*	0.33%	0.29%	0.29%	0.30%	0.33%	0.37%		0.33%	0.33%
Allowance for loan losses / total loans*	0.55%	0.55%	0.54%	0.53%	0.61%	0.60%		0.55%	0.61%
Allowance for loan losses / nonperforming loans*	149.97%	184.83%	188.77%	185.03%	223.76%	202.52%		149.97%	223.76%
Nonperforming loans / total loans**	0.28%	0.21%	0.20%	0.22%	0.18%	0.22%		0.28%	0.18%
Nonperforming assets / total assets**	0.17%	0.14%	0.14%	0.14%	0.15%	0.17%		0.17%	0.15%
Allowance for loan losses / total loans**	0.75%	0.76%	0.77%	0.78%	0.78%	0.80%		0.75%	0.78%
Allowance for loan losses / nonperforming loans**	271.43%	363.79%	379.96%	360.02%	426.20%	356.71%		271.43%	426.20%
*Based on all assets (includes purchased assets)
**Excludes all purchased assets

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ending									For The Six Months Ending
	June 30, 2019			March 31, 2019			June 30, 2018			June 30, 2019			June 30, 2018
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans
Non purchased	$6,622,202	$83,922	5.08%	$6,454,870	$81,184	5.10%	$5,920,430	$69,737	4.72%	$6,538,998	$165,106	5.09%	$5,805,459	$134,348	4.67%
Purchased	2,421,586	38,783	6.42%	2,604,932	40,185	6.26%	1,783,791	27,308	6.14%	2,512,753	78,968	6.34%	1,870,305	56,070	6.05%
Total loans	9,043,788	122,705	5.44%	9,059,802	121,369	5.43%	7,704,221	97,045	5.05%	9,051,751	244,074	5.44%	7,675,764	190,418	5.00%
Loans held for sale	353,103	5,191	5.90%	345,264	5,837	6.86%	209,652	2,381	4.56%	349,205	11,028	6.37%	181,134	4,052	4.51%
Securities:
Taxable(1)	1,084,736	7,699	2.85%	1,061,983	7,892	3.01%	819,004	5,638	2.76%	1,073,422	15,591	2.93%	713,410	9,552	2.70%
Tax-exempt	177,535	1,860	4.20%	191,241	2,022	4.29%	220,943	2,358	4.28%	184,350	3,882	4.25%	223,673	4,764	4.30%
Total securities	1,262,271	9,559	3.04%	1,253,224	9,914	3.21%	1,039,947	7,996	3.08%	1,257,772	19,473	3.12%	937,083	14,316	3.08%
Interest-bearing balances with banks	283,330	1,830	2.59%	236,915	1,458	2.50%	113,196	569	2.02%	260,251	3,288	2.55%	120,713	1,152	1.92%
Total interest-earning assets	10,942,492	139,285	5.11%	10,895,205	138,578	5.16%	9,067,016	107,991	4.78%	10,918,979	277,863	5.13%	8,914,694	209,938	4.75%
Cash and due from banks	178,606			191,863			158,173			185,198			160,644
Intangible assets	974,628			976,820			633,155			975,718			634,022
Other assets	668,943			667,051			483,519			668,002			490,239
Total assets	$12,764,669			$12,730,939			$10,341,863			$12,747,897			$10,199,599
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand(2)	$4,737,780	$10,495	0.89%	$4,790,184	$10,074	0.85%	$4,054,909	$5,441	0.54%	$4,763,837	$20,569	0.87%	$3,983,751	$8,848	0.45%
Savings deposits	644,540	329	0.20%	630,671	292	0.19%	593,227	227	0.15%	637,644	621	0.20%	587,244	378	0.13%
Time deposits	2,368,666	10,167	1.72%	2,379,037	9,406	1.60%	1,872,987	5,251	1.12%	2,373,823	19,573	1.66%	1,847,195	9,752	1.06%
Total interest-bearing deposits	7,750,986	20,991	1.09%	7,799,892	19,772	1.03%	6,521,123	10,919	0.67%	7,775,304	40,763	1.06%	6,418,190	18,978	0.60%
Borrowed funds	354,234	4,071	4.61%	363,140	4,175	4.66%	329,287	3,266	3.98%	358,662	8,246	4.64%	321,799	6,347	3.98%
Total interest-bearing liabilities	8,105,220	25,062	1.24%	8,163,032	23,947	1.19%	6,850,410	14,185	0.83%	8,133,966	49,009	1.22%	6,739,989	25,325	0.76%
Noninterest-bearing deposits	2,395,899			2,342,406			1,867,925			2,369,300			1,843,025
Other liabilities	161,457			160,131			81,457			160,798			83,563
Shareholders’ equity	2,102,093			2,065,370			1,542,071			2,083,833			1,533,022
Total liabilities and shareholders’ equity	$12,764,669			$12,730,939			$10,341,863			$12,747,897			$10,199,599
Net interest income/ net interest margin		$114,223	4.19%		$114,631	4.27%		$93,806	4.15%		$228,854	4.23%		$184,613	4.18%
Cost of funding			0.96%			0.92%			0.65%			0.94%			0.60%
Cost of total deposits			0.83%			0.79%			0.52%			0.81%			0.46%

(1) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which we operate.
(2) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
		RECONCILIATION OF GAAP TO NON-GAAP
							Six Months Ended
	2019		2018				June 30,
	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2019	2018
Net income (GAAP)	$46,625	$45,110	$44,420	$31,964	$36,710	$33,826	$91,735	$70,536
Amortization of intangibles, net of tax	1,580	1,622	1,675	1,393	1,241	1,284	3,202	2,525
Tangible net income (non-GAAP)	$48,205	$46,732	$46,095	$33,357	$37,951	$35,110	$94,937	$73,061

Net income (GAAP)	$46,625	$45,110	$44,420	$31,964	$36,710	$33,826	$91,735	$70,536
Merger & conversion expenses, net of tax	138	—	1,255	8,857	389	700	138	1,090
Net income with exclusions (non-GAAP)	$46,763	$45,110	$45,675	$40,821	$37,099	$34,526	$91,873	$71,626

Average shareholders' equity (GAAP)	$2,102,093	$2,065,370	$2,021,075	$1,712,757	$1,542,071	$1,523,873	$2,083,833	$1,533,022
Intangibles	974,628	976,820	972,736	743,567	633,155	634,898	975,718	634,022
Average tangible s/h's equity (non-GAAP)	$1,127,465	$1,088,550	$1,048,339	$969,190	$908,916	$888,975	$1,108,115	$899,000

Average total assets (GAAP)	$12,764,669	$12,730,939	$12,713,000	$11,276,587	$10,341,863	$10,055,755	$12,747,897	$10,199,599
Intangibles	974,628	976,820	972,736	743,567	633,155	634,898	975,718	634,022
Average tangible assets (non-GAAP)	$11,790,041	$11,754,119	$11,740,264	$10,533,020	$9,708,708	$9,420,857	$11,772,179	$9,565,577

Actual shareholders' equity (GAAP)	$2,119,696	$2,088,877	$2,043,913	$2,010,711	$1,558,668	$1,532,765	$2,119,696	$1,558,668
Intangibles	973,673	975,726	977,793	974,115	632,311	633,905	973,673	632,311
Actual tangible s/h's equity (non-GAAP)	$1,146,023	$1,113,151	$1,066,120	$1,036,596	$926,357	$898,860	$1,146,023	$926,357

Actual total assets (GAAP)	$12,892,653	$12,862,395	$12,934,878	$12,746,939	$10,544,475	$10,238,313	$12,892,653	$10,544,475
Intangibles	973,673	975,726	977,793	974,115	632,311	633,905	973,673	632,311
Actual tangible assets (non-GAAP)	$11,918,980	$11,886,669	$11,957,085	$11,772,824	$9,912,164	$9,604,408	$11,918,980	$9,912,164

(1) Return on Average Equity
Return on avg s/h's equity (GAAP)	8.90%	8.86%	8.72%	7.40%	9.55%	9.00%	8.88%	9.28%
Effect of adjustment for intangible assets	8.25%	8.55%	8.72%	6.25%	7.20%	7.02%	8.40%	7.11%
Return on avg tangible s/h's equity (non-GAAP)	17.15%	17.41%	17.44%	13.65%	16.75%	16.02%	17.28%	16.39%

Return on avg s/h's equity (GAAP)	8.90%	8.86%	8.72%	7.40%	9.55%	9.00%	8.88%	9.28%
Effect of exclusions from net income	0.02%	—%	0.25%	2.06%	0.10%	0.19%	0.01%	0.14%
Return on avg s/h's equity with excl. (non-GAAP)	8.92%	8.86%	8.97%	9.46%	9.65%	9.19%	8.89%	9.42%
Effect of adjustment for intangible assets	8.28%	8.55%	8.95%	7.82%	7.27%	7.15%	8.41%	7.21%
Return on avg tangible s/h's equity with exclusions (non-GAAP)	17.20%	17.41%	17.92%	17.28%	16.92%	16.34%	17.30%	16.63%

(2) Return on Average Assets
Return on avg assets (GAAP)	1.47%	1.44%	1.39%	1.12%	1.42%	1.36%	1.45%	1.39%
Effect of adjustment for intangible assets	0.17%	0.17%	0.17%	0.14%	0.15%	0.15%	0.18%	0.15%
Return on avg tangible assets (non-GAAP)	1.64%	1.61%	1.56%	1.26%	1.57%	1.51%	1.63%	1.54%

Return on avg assets (GAAP)	1.47%	1.44%	1.39%	1.12%	1.42%	1.36%	1.45%	1.39%
Effect of exclusions from net income	—%	—%	0.04%	0.32%	0.02%	0.03%	—%	0.03%
Return on avg assets with exclusions (non-GAAP)	1.47%	1.44%	1.43%	1.44%	1.44%	1.39%	1.45%	1.42%
Effect of adjustment for intangible assets	0.17%	0.17%	0.17%	0.15%	0.14%	0.15%	0.18%	0.14%
Return on avg tangible assets with exclusions (non-GAAP)	1.64%	1.61%	1.60%	1.59%	1.58%	1.54%	1.63%	1.56%

(3) Shareholder Equity Ratio
Shareholders' equity to actual assets (GAAP)	16.44%	16.24%	15.80%	15.77%	14.78%	14.97%	16.44%	14.78%
Effect of adjustment for intangible assets	6.82%	6.88%	6.88%	6.97%	5.43%	5.61%	6.82%	5.44%
Tangible capital ratio (non-GAAP)	9.62%	9.36%	8.92%	8.80%	9.35%	9.36%	9.62%	9.35%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

							Six Months Ended
	2019		2018				June 30,
	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2019	2018
Interest income (FTE)	$139,285	$138,578	$138,581	$119,236	$107,991	$101,947	$277,863	$209,938
Interest expense	25,062	23,947	21,648	18,356	14,185	11,140	49,009	25,325
Net Interest income (FTE)	$114,223	$114,631	$116,933	$100,880	$93,806	$90,807	$228,854	$184,613

Total noninterest income	$41,960	$35,885	$36,374	$38,053	$35,581	$33,953	$77,845	$69,534
Securities gains (losses)	(8)	13	—	(16)	—	—	5	—
Total noninterest income	$41,968	$35,872	$36,374	$38,069	$35,581	$33,953	$77,840	$69,534
Total Income (FTE)	$156,191	$150,503	$153,307	$138,949	$129,387	$124,760	$306,694	$254,147

Total noninterest expense	$93,290	$88,832	$93,313	$94,746	$79,026	$77,944	$182,122	$156,970
Amortization of intangibles	2,053	2,110	2,169	1,765	1,594	1,651	4,163	3,245
Merger-related expenses	179	—	1,625	11,221	500	900	179	1,400
Total noninterest expense	$91,058	$86,722	$89,519	$81,760	$76,932	$75,393	$177,780	$152,325

(4) Efficiency Ratio	58.30%	57.62%	58.39%	58.84%	59.46%	60.43%	57.97%	59.94%